UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 26, 2012

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Succession Plan for President and Chief Operating Officer

On April 26, 2012, Worthington Industries, Inc. (the “Company”) announced that Mark A. Russell will become the next President and Chief Operating Officer of the Company, effective August 1, 2012, replacing George P. Stoe who is stepping down into a semi-retirement role.

Mr. Russell, 49, has served as President of The Worthington Steel Company (the Company’s Steel Processing Operating Segment) since February 2007.  From August 2004 through February 2007, Mr. Russell was a partner in Russell & Associates, an acquisition group formed to acquire aluminum products companies.  Early in his career, he was an attorney and in 1994, he began his work in the aluminum industry holding several key leadership positions at Alumax, Inc., Alcoa, Inc. and in 2002 was named CEO of aluminum extruder Indalex, Inc. where he served until 2004.  There are no family relationships between Mr. Russell and any of the Company’s other executive officers or the Company’s directors.  Neither Mr. Russell nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in a transaction in which the Company or any of its subsidiaries was (or is proposed to be) a participant, that would be required to be separately disclosed under Item 404(a) of SEC Regulation S-K.

Item 8.01	Other Events

Succession Plan for President of The Worthington Steel Company

On April 26, 2012, the Company also announced that when Mark A. Russell succeeds to the position of President and Chief Operating Officer of the Company, Geoff G. Gilmore will replace Mr. Russell becoming the next President of The Worthington Steel Company, effective August 1, 2012.  Mr. Gilmore, 40, has been with the Company since 1998.  In July 2011, he was named Vice President Purchasing for the Company, responsible for all purchasing efforts across the Company including steel, commodity and OEM purchasing, logistics and outside processing. Mr. Gilmore began his career with The Worthington Steel Company in 1998 as an inside sales representative, and later became a sales territory manager and then commercial lead for all automotive sales.  In 2010, Gilmore was named General Manager of The Worthington Steel Company, Delta, Ohio facility, responsible for overseeing its manufacturing and sales operations.

Mr. Gilmore holds an M.B.A. from The University of Michigan and a B.A. from Valparaiso University.

There are no family relationships between Mr. Gilmore and any of the Company’s other executive officers of the Company’s directors.  Neither Mr. Gilmore nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in a transaction in which the Company or any of its subsidiaries was (or is proposed to be) a participant, that would be required to be separately disclosed under Item 404(a) of SEC Regulation S-K.

A copy of the news release issued by the Company on April 26, 2012, to announce the succession plan for the roles of President and Chief Operating Officer of the Company and President of The Worthington Steel Company is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(a) – (c)             Not applicable.

(d)                      Exhibits:

99.1	News Release issued by Worthington Industries, Inc. on April 26, 2012 related to the succession plan for President and COO and Steel Processing President.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:  April 26, 2012

By: /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary